UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Inteliquent, Inc. (the “Company”) approved an amendment (the “Amendment”) to the employment agreements between the Company and its executive officers, including named executive officers (each, an “Executive Officer”. Pursuant to the Amendment, to the extent the Executive Officer receives any incentive-based compensation, or any other compensation under the Executive Officer’s employment agreement or any other agreement or arrangement with the Company, and such compensation is subject to recovery under any law, government regulation or stock exchange listing requirement, such compensation will be subject to such deduction or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Item 8.01.	Other Events.

Recurring Cash Dividend

On February 12, 2016, the Company issued a press release announcing that its Board authorized and declared a regular quarterly dividend of $0.15 per outstanding share of common stock (the “Quarterly Dividend”). The payment date for the Quarterly Dividend is March 11, 2016 and the record date for the Quarterly Dividend is the close of business on February 26, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2016 Form of Amendment to Employment Agreement.

99.1	Press release issued February 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Richard L. Monto
Date: February 12, 2016	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Form of Amendment to Employment Agreement.

99.1	Press release issued February 12, 2016.